Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated November 1, 2017, in this Registration Statement (Form S-6 No. 333-220137) of Smart Trust 349, comprising Smart Trust, Healthcare Innovations Trust, Series 4.

/s/ Grant Thornton LLP

Chicago, Illinois

November 1, 2017